Exhibit 99.1


                                   POWER2SHIP
                               WWW.POWER2SHIP.COM

  MOBILEMARKET TM - HOMELAND SECURITY - INTERNATIONAL LICENSING - ACQUISITIONS
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PRESS RELEASE

                    POWER2SHIP REPORTS RECORD GROSS REVENUE;
         770% INCREASE IN 4TH QUARTER AND 340% INCREASE FOR FISCAL YEAR

BOCA RATON, FL - JULY 5, 2005 -- Power2Ship, Inc. (OTC BB: PWRI), a Logistics Web-based Collaborative Marketplace for the freight transportation industry, reported that its consolidated gross revenue surged approximately $5.6 million (770%) to approximately $6.3 million during the quarter ended June 30, 2005 from $0.7 million during the comparable quarter of 2004. For the fiscal year ending June 30, 2005, the Company's consolidated gross revenue increased approximately $7.2 million (340%) to approximately $9.3 million from $2.1 million during its prior fiscal year. This dramatic increase was attributed to the Company's acquisitions of Commodity Express Transportation (CXT) and Power2Ship Intermodal
(P2SI), both of which were completed in March 2005. CXT and P2SI are expected to increase to $35M in sales over the next fiscal year.

Based on the fourth quarter gross revenue, the Company's annualized sales are approximately $25 million. The 2005 quarterly and annual revenue figures are preliminary, internally-prepared un-audited figures and subject to adjustment.

Power2Ship and Welley Shipping Company, (China) Limited, Beijing Branch, a logistics and freight forwarding division for China Ocean Shipping (Group) Company ("COSCO") will start its Co-operation Agreement in the next quarter to work together to expand mutual ocean freight and logistics services between the United States and the People's Republic of China ("PRC"). Richard Hersh, CEO said "The exporting and importing of goods between the United States and the PRC will greatly increase transactions and I expect Power2Ship's gross revenue to substantially increase".
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This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties that could cause actual results to differ materially from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the loss of one or more of our major customers, our inability to negotiate mutually acceptable agreements with prospective new customers and a lack of sufficient capital to fund our operations; as well as those factors discussed under "Risk Factors" in our Form SB-2/A dated December 15, 2004 and various disclosures in other reports filed from time to time with the United States Securities and Exchange Commission.

ABOUT POWER2SHIP, INC.
Power2Ship (P2S) is a Web-based Collaborative Marketplace that provides supply chain, tracking and other logistics information that enables freight carriers (trucking companies), shippers (senders and receivers of freight) and their customers to make better-informed, cost-effective transportation / logistics decisions. This information assists P2S Member Shippers to optimize their supply chain and reduce their transportation, warehousing and inventory carrying costs. P2S Member Carriers receive free, unlimited use of our Asset Management System through their use of the MobileMarket to track the location, destination and availability of their transportation assets. P2S has formed three new divisions in order to accelerate the market penetration of its patent-pending P2S
MobileMarket: An International Licensing Division, headed by Emerson Fittipaldi, markets the P2S MobileMarket abroad; a Security Division to support Homeland Security objectives primarily related to transportation security; and, the

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                                   POWER2SHIP
                               WWW.POWER2SHIP.COM

  MOBILEMARKET TM - HOMELAND SECURITY - INTERNATIONAL LICENSING - ACQUISITIONS
--------------------------------------------------------------------------------

Mergers, Acquisitions, and Joint Ventures Division seeking relationships with strategic trucking companies and transportation-related providers.
                                      # # #

For more information about Power2Ship contact:
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Richard Hersh, Chairman and Chief Executive Officer: (561) 998-7557 or
(866) 727-4995
e-mail: rhersh@power2ship.com


To become a Member Carrier or Member Shipper contact:
----------------------------------------------------
Arnie Werther, Vice President Sales and Operations: (732) 625-3088 or
(561) 262-7015
e-mail: awerther@power2ship.com

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